EXHIBIT 23.17


                     CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Post-Effective Amendment No. 9 on Form SB-2 to Registration Statement on Form S-1 of our report, dated March 27, 1996, on our audit of the financial statements of News Communications, Inc. for the year ended November 30, 1995. We also consent to the reference to our firm under the caption "Experts."

     On July 1, 1996, the firm of Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.


                                                   MOORE STEPHENS, P.C.
                                                   Certified Public Accountants



Cranford, New Jersey
April 14, 1997



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